Exhibit 99.1
Complete Production Services, Inc. Reports First Quarter 2011 Earnings of $0.50 Per Diluted Share
Houston—(Business Wire)—April 21, 2011—Complete Production Services, Inc. (NYSE: CPX) today reported first quarter revenue of $495.2 million, Adjusted EBITDA (as defined below) of $125.4 million, operating income of $76.2 million and net income of $38.9 million, or $0.50 per diluted share.
“Our results were solid overall during the first quarter of 2011,” commented Joe Winkler, Chairman and Chief Executive Officer. “Excellent results in all of our major regions during the month of March and strong performance throughout the quarter in certain geographic areas more than offset challenging weather conditions in other regions. Activity in North Texas and Western Oklahoma, which typically account for approximately one-third of our revenue, was significantly impacted by poor weather conditions during the first two weeks of February, and North Dakota was affected throughout the quarter.”
Revenue for the Completion and Production Services segment during the first quarter of 2011 was $437.1 million, an increase of $20.5 million over the prior quarter. Results for our fluid management, coiled tubing and pressure pumping businesses accounted for the majority of the increase in revenue. Adjusted EBITDA for the segment was $121.5 million in the first quarter of 2011, up $2.3 million compared to the fourth quarter of 2010. The segment benefited from increasing activity in service intensive oil and liquid-rich plays, as well as the deployment of our second frac fleet in the Eagle Ford Shale, partially offset by the impact of challenging weather conditions during the first quarter of 2011.
Drilling Services segment revenue was $50.2 million during the first quarter of 2011, compared to $48.7 million during the fourth quarter of 2010. Adjusted EBITDA for the segment increased $0.5 million from the prior quarter to $12.5 million during the first quarter of 2011. The segment was positively impacted by increased activity in our rig logistics business and lower repair and maintenance costs in our contract drilling operations.
In comparison to the first quarter of 2010, consolidated revenue increased $185.5 million, or 60%, Adjusted EBITDA increased $69.5 million, operating income increased $65.7 million, and net income increased by $41.7 million, or $0.53 per diluted share.
“We achieved record results in March as increased demand for all of our major services resulted in greater utilization, revenue and earnings. Activity levels in the long-lateral service intensive wells within oil and liquid-rich plays continue to increase driving additional demand for quality completion services. To address our customers’ growing needs, we expect to deploy a 50,000 hydraulic horsepower frac spread in the Eagle Ford Shale, our third fleet in the region, and three large diameter extended reach coil tubing units during the second quarter of 2011,” concluded Mr. Winkler.
Complete Production Services, Inc. is a leading oilfield service provider focused on the completion and production phases of oil and gas wells. The company has established a significant presence in unconventional oil and gas plays in North America that it believes have the highest potential for long-term growth.

Complete will hold a conference call to discuss first quarter 2011 results on Thursday, April 21, 2011 at 12:00 p.m. Eastern Time. To participate in the live conference call, dial (866) 804-6926 at least ten minutes prior to the scheduled start of the call. When prompted, provide the passcode: 53743009. The conference call will be available for replay beginning at 3:00 p.m. Eastern Time on April 21, 2011 and will be available until April 28, 2011. To access the conference call replay, please call (888) 286-8010 and use the passcode: 33181293. The call is also being webcast and can be accessed at our website at www.completeproduction.com.
The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risk and uncertainties. These forward-looking statements include statements regarding future market conditions, the company’s deployment of additional pressure pumping and coiled tubing capacity, growth in oil and liquid-rich plays, increased service intensity, demand for our services and the company’s future success. Such statements are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, risks associated with the general nature of the oilfield service industry, the uncertainty of near-term and long-term activity levels, general economic conditions in the United States and globally, and other risks described in the company’s most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. The company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release.
Management evaluates the performance of Complete’s operating segments using non-GAAP financial measures, including Adjusted EBITDA. Adjusted EBITDA is calculated as net income from continuing operations before net interest expense, taxes, depreciation, amortization, impairment charges and non-controlling interest. Adjusted EBITDA is not a substitute for GAAP measures of earnings and cash flow. Adjusted EBITDA is used in this press release because our management considers this measure to be an important supplemental measure of performance and believes it is used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. Non-GAAP financial measures are reconciled to the most directly comparable GAAP financial measures in the financial tables of this press release.
For more information, please contact:
Jose Bayardo
Sr. Vice President and Chief Financial Officer
281-372-2300

Complete Production Services, Inc.
Consolidated Statements of Operations
For the Quarters Ended March 31, 2011 and 2010, and December 31, 2010
(in thousands, except per share data)

	Quarter Ended
	March 31,		December 31,
	2011	2010	2010
	(unaudited)	(unaudited)	(unaudited)
Revenue:
Services	$487,239	$301,392	$465,264
Products	7,978	8,312	7,571

	495,217	309,704	472,835

Cost of services	314,522	206,820	297,221
Cost of products	5,953	6,124	6,154
General and administrative expense	49,351	40,852	48,787
Depreciation and amortization	49,148	45,319	46,227

	418,974	299,115	398,389
Income before interest and taxes	76,243	10,589	74,446
Interest expense	14,143	14,741	14,016
Interest income	(95)	(48)	(122)

Income (loss) before taxes	62,195	(4,104)	60,552
Tax provision (benefit)	23,261	(1,342)	22,333

Net income (loss)	$38,934	$(2,762)	$38,219

Basic earnings (loss) per share:	$0.51	$(0.04)	$0.50

Diluted earnings (loss) per share:	$0.50	$(0.04)	$0.49

Weighted average shares outstanding:
Basic	76,942	75,699	76,318
Diluted	78,599	75,699	78,545

Complete Production Services, Inc.
Condensed Consolidated Balance Sheets
As of March 31, 2011 and December 31, 2010
(in thousands)

	March 31,	December 31,
	2011	2010
	(unaudited)	(unaudited)
Assets:
Cash	$144,011	$126,681
Other current assets	475,859	425,229
Property, plant and equipment, net	958,757	956,028
Goodwill	250,563	250,533
Restricted cash (1)	17,000	17,000
Other long-term assets	24,487	25,105

Total assets	1,870,677	1,800,576

Liabilities and stockholders’ equity:
Current liabilities	147,722	148,404
Long-term debt	650,000	650,000
Long-term deferred tax liabilities	211,219	190,422
Other long-term liabilities	6,035	5,916

Total liabilities	1,014,976	994,742

Common stock	775	765
Treasury stock	(7,280)	(1,765)
Additional paid-in capital	672,573	657,992
Retained earnings	165,099	126,165
Cumulative translation adjustment	24,534	22,677

Total stockholders’ equity	855,701	805,834

Total liabilities and stockholders’ equity	$1,870,677	$1,800,576

(1)	Represents funds placed in escrow as a compensating balance for certain potential long-term insurance claim liabilities, effectively cash collateralizing and replacing a letter of credit.

Complete Production Services, Inc.
Consolidated Segment Information
For the Quarters Ended March 31, 2011 and 2010, and December 31, 2010
(in thousands, except percentages)

	Quarter Ended
	March 31,		December 31,
	2011	2010	2010
	(unaudited)	(unaudited)	(unaudited)
Revenue:
Completion and production services	$437,087	$266,288	$416,592
Drilling services	50,152	35,104	48,672
Products	7,978	8,312	7,571

Total revenues	$495,217	$309,704	$472,835

Adjusted EBITDA: (1)
Completion and production services	$121,514	$57,756	$119,217
Drilling services	12,489	5,419	11,955
Products	1,215	1,562	695
Corporate and other	(9,827)	(8,829)	(11,194)

Total	$125,391	$55,908	$120,673

Adjusted EBITDA as a % of Revenue:
Completion and production services	27.8%	21.7%	28.6%
Drilling services	24.9%	15.4%	24.6%
Products	15.2%	18.8%	9.2%
Total	25.3%	18.1%	25.5%

(1)	Adjusted EBITDA is a non-GAAP measure used by management, as defined in the last paragraph of this press release.

Complete Production Services, Inc.
Reconciliation of Adjusted EBITDA to Net Income (Loss)
For the Quarters Ended March 31, 2011 and 2010, and December 31, 2010
(unaudited, in thousands)

	Completion
	& Production	Drilling		Corporate &
	Services	Services	Products	Other	Total
Quarter Ended March 31, 2011:

Adjusted EBITDA (1)	$121,514	$12,489	$1,215	$(9,827)	$125,391
Depreciation & amortization	43,257	4,749	542	600	49,148

Operating income (loss)	$78,257	$7,740	$673	$(10,427)	$76,243

Interest expense					14,143
Interest income					(95)
Income taxes					23,261

Net income (loss)					$38,934

Quarter Ended March 31, 2010

Adjusted EBITDA (1)	$57,756	$5,419	$1,562	$(8,829)	$55,908
Depreciation & amortization	39,793	4,458	576	492	45,319

Operating income (loss)	$17,963	$961	$986	$(9,321)	$10,589

Interest expense					14,741
Interest income					(48)
Income taxes					(1,342)

Net income (loss)					$(2,762)

Quarter Ended December 31, 2010:

Adjusted EBITDA (1)	$119,217	$11,955	$695	$(11,194)	$120,673
Depreciation & amortization	40,469	4,705	535	518	46,227

Operating income (loss)	$78,748	$7,250	$160	$(11,712)	$74,446

Interest expense					14,016
Interest income					(122)
Income taxes					22,333

Net income (loss)					$38,219

(1)	Adjusted EBITDA is a non-GAAP measure used by management, as defined in the last paragraph of this press release.